REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Trustees of
Hansberger Institutional Series:


We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of Hansberger Institutional Series, a Massachusetts Business Trust (comprising, respectively, the International Value Fund and the Emerging Markets Fund) as of December 31, 2001 and the related statements of operations, the statements of changes in net assets and the financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting the Hansberger Institutional Series as of December 31, 2001, the results of their operations, the changes in their net assets and the financial highlights for the periods presented in conformity with accounting principles generally accepted in the United States.




Boston, Massachusetts
February 1, 2002